EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Ascent Solar Technologies, Inc. on Forms S-8 (Nos. 333-142768, 333-152642, 333-152643, 333-161794, 333-171355, 333-171356, 333-182410 and 333-205516), of our report dated April 14, 2017 relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ Hein & Associates LLP

Denver, Colorado
March 29, 2018